Exhibit-23 (m)

WT Mutual Funds
Page 1
October 29, 1999

                                     ANNEX I


                        WT MUTUAL FUND SERIES AND CLASSES

1.       Institutional and Investor classes of the following series:

Wilmington Large Cap Growth Portfolio Wilmington Large Cap Core Portfolio Wilmington Small Cap Core Portfolio Wilmington International Multi-Manager Portfolio Wilmington Large Cap Value Portfolio CRM Large Cap Value Fund Wilmington Mid Cap Value Portfolio CRM Mid Cap Value Fund Wilmington Small Cap Value Portfolio CRM Small Cap Value Fund Wilmington Short/Intermediate Bond Portfolio Wilmington Intermediate Bond Portfolio CRM Intermediate Bond Fund Wilmington Municipal Bond Portfolio CRM Municipal Bond Fund Wilmington Prime Money Market Portfolio CRM Prime Money Market Fund Wilmington U.S. Government Portfolio Wilmington Tax-Exempt Portfolio CRM Tax-Exempt Fund

2.       Institutional class of Wilmington Premier Money Market Portfolio

3.       Classes A, B and C of Roxbury Large Cap Growth Fund


                              DISTRIBUTION PLAN FOR
                     THE ROXBURY LARGE CAP GROWTH PORTFOLIO
                          (CLASS B AND CLASS C SHARES)


                  The following Distribution Plan (this "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by WT Mutual Fund (the "Fund") for Class B shares and Class C shares (each a "Class") of the Roxbury Large Cap Growth Portfolio of the Fund (the "Portfolio"). This Plan was approved by a majority of the Fund's Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of this Plan (the "non-interested trustees"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

                  In reviewing this Plan, the Fund's Board of Trustees considered the proposed schedule and nature of payments under this Plan and the Distribution Agreement to be entered into between the Fund and Provident Distributors, Inc. (the "Distributor"). The Board of Trustees concluded that the proposed compensation of the Distributor under this Plan for promotion and distribution of the shares of each Class is fair and not excessive. Accordingly, the Board of Trustees determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of the Portfolio and the shareholders of each Class. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Trustees and in light of the fiduciary duties of the Board, there is a reasonable likelihood that this Plan will benefit the Fund, the Portfolio and the shareholders of each Class.

                  The provisions of this Plan are:

                  i. The Fund shall pay to the Distributor a fee in the amount of 0.75% per annum of the average daily net assets of the Fund attributable to the shares of each Class (or such lesser amount as may be established from time to time by a majority of the Board of Trustees, including a majority of the non-interested Trustees) for advertising, marketing and distributing the shares of each Class. Such fee shall be payable from the assets attributable to the shares of each Class and shall be paid in monthly installments promptly after the last day of each calendar month.

                  i. In exchange for the fee payable under paragraph 1 of this Plan, the Distributor agrees to incur distribution expenses with respect to the shares of each Class. For purposes of this Plan, "distribution expenses" shall mean expenses incurred for distribution activities encompassed by Rule 12b-1 under the Act, which may include public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses and reports used for sales purposes, as well as any sales commissions or service fees paid to broker-dealers or other financial institutions who have executed sales or service agreements with the Fund or the Distributor, which forms of agreements have been approved by a majority of the Board of Trustees, including a majority of the non-interested Trustees, and who sell or provide support services in connection with the distribution of the shares of each Class.

                  i. Nothing in this Plan shall operate or be construed to limit the extent to which the Portfolio's investment manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of the shares of each Class.

                  ii. From time to time, the Manager may make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of the shares of a Class within the context of Rule 12b-1 under the Act, such payments shall be deemed to be authorized by this Plan.

                  iii. The persons authorized to make payments on behalf of the Fund pursuant to this Plan and the Distributor shall collect and monitor the documentation of payments made to the Distributor pursuant to paragraph 1 of this Plan and the distribution expenses incurred by the Distributor pursuant to paragraph 2 of this Plan. On a quarterly basis, such persons shall furnish to the Fund's Board of Trustees for their review a written report of such payments and expenses for the previous fiscal quarter, and they shall furnish the Board of Trustees with such other information as the Board may reasonably request in connection with the payments made under this Plan in order to enable the Board to make an informed determination of whether this Plan should be continued.

                  iv. This Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Trustees, including a majority of the non-interested Trustees, by votes cast in person at a meeting called for the purpose of voting on this Plan.

                  v. This Plan and each agreement entered into pursuant to this Plan may be terminated at any time with respect to a Class, without penalty, by vote of a majority of the outstanding shares of such Class, or by vote of a majority of the Fund's non-interested Trustees, on not more than sixty (60) days'
                          written notice.

                  vi. This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraph 1 of this Plan with respect to a Class without approval by a majority of the outstanding shares of such Class.

                  vii. All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's Board of Trustees, including a majority of the non-interested Trustees, by votes cast in person at a meeting called for the purpose of voting on any such amendment.

                  viii. So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

                  ix. This Plan shall take effect on the ______ day of ________________, 1999.

                  x. This Plan and the terms and provisions hereof are hereby accepted and agreed to by the Fund and the Distributor as evidenced by their execution hereof.

       WT MUTUAL FUND, on behalf of The Roxbury Large Cap Growth Portfolio


                                               By: _____________________________



                                                    PROVIDENT DISTRIBUTORS, INC.


                                             By: _______________________________

                                 WT MUTUAL FUND
                            FORM OF DISTRIBUTION PLAN
                             (WILMINGTON PORTFOLIOS)



                  The following Distribution Plan (this "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by WT Mutual Fund (the "Fund") for Investor Class shares of The Wilmington ________ Portfolio of the Fund (the "Portfolio"). This Plan was approved by a majority of the Fund's Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of this Plan (the "non-interested Trustees"), by votes cast in person at a meeting called for the purpose of voting on this Plan.

                  In reviewing this Plan, the Fund's Board of Trustees considered the proposed schedule and nature of payments under this Plan and the Distribution Agreement to be entered into between the Fund and Provident Distributors, Inc. (the "Distributor"). The Board of Trustees concluded that the proposed compensation of the Distributor under this Plan for promotion and distribution of the Portfolio's Investor Class shares is fair and not excessive. Accordingly, the Board of Trustees determined that this Plan should provide for such compensation and that adoption of this Plan would be prudent and in the best interests of the Portfolio and its Investor Class shareholders. Such approval included a determination that in the exercise of reasonable business judgment of the Board of Trustees and in light of the fiduciary duties of the Board, there is a reasonable likelihood that this Plan will benefit the Fund, the Portfolio and its Investor Class shareholders. The provisions of this Plan are:

                  i. The Fund shall pay to the Distributor a fee in the amount of [All Portfolios other than money market portfolios: 0.25%; money market portfolios: 0.20%] per annum of the average daily net assets of the Fund attributable to the Portfolio's Investor Class shares (or such lesser amount as may be established from time to time by a majority of the Board of Trustees, including a majority of the non-interested Trustees) for advertising, marketing and distributing the Portfolio's Investor Class shares. Such fee shall be payable from the assets attributable to the Portfolio's Investor Class shares and shall be paid in monthly installments promptly after the last day of each calendar month.

                  i. In exchange for the fee payable under paragraph 1 of this Plan, the Distributor agrees to incur distribution expenses with respect to the Portfolio's Investor Class shares. For purposes of this Plan, "distribution expenses" shall mean expenses incurred for distribution activities encompassed by Rule 12b-1 under the Act, which may include public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses and reports used for sales purposes, as well as any sales commissions or service fees paid to broker-dealers or other financial institutions who have executed sales or service agreements with the Fund or the Distributor, which forms of agreements have been approved by a majority of the Board of Trustees, including a majority of the non-interested Trustees, and who sell or provide support services in connection with the distribution of the Portfolio's Investor Class shares.

                  i. Nothing in this Plan shall operate or be construed to limit the extent to which the Portfolio's investment manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of the Portfolio's Investor Class shares.

                  ii. From time to time, the Manager may make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of the Portfolio's Investor Class shares within the context of Rule 12b-1 under the Act, such payments shall be deemed to be authorized by this Plan.

                  iii. The persons authorized to make payments on behalf of the Fund pursuant to this Plan and the Distributor shall collect and monitor the documentation of payments made to the Distributor pursuant to paragraph 1 of this Plan and the distribution expenses incurred by the Distributor pursuant to paragraph 2 of this Plan. On a quarterly basis, such persons shall furnish to the Fund's Board of Trustees for their review a written report of such payments and expenses for the previous fiscal quarter, and they shall furnish the Board of Trustees with such other information as the Board may reasonably request in connection with the payments made under this Plan in order to enable the Board to make an informed determination of whether this Plan should be continued.

                  iv. This Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Trustees, including a majority of the non-interested Trustees, by votes cast in person at a meeting called for the purpose of voting on this Plan.

                  v. This Plan and each agreement entered into pursuant to this Plan may be terminated at any time, without penalty, by vote of a majority of the outstanding shares of the Portfolio's Investor Class, or by vote of a majority of the Fund's non-interested Trustees, on not more than sixty (60) days' written notice.

                  vi. This Plan and each agreement entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by the Fund pursuant to paragraph 1 of this Plan without approval by a majority of the outstanding shares of the Portfolio's Investor Class.

                  vii. All material amendments to this Plan or to any agreement entered into pursuant to this Plan shall be approved by a majority of the Fund's Board of Trustees, including a majority of the non-interested Trustees, by votes cast in person at a meeting called for the purpose of voting on any such amendment.

                  viii. So long as this Plan is in effect, the selection and nomination of the Fund's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

                  ix. This Plan shall take effect on the ______ day of ________________, 1999.

                  x. This Plan and the terms and provisions hereof are hereby accepted and agreed to by the Fund and the Distributor as evidenced by their execution hereof.


              WT MUTUAL FUND, on behalf of The Wilmington Portfolio




                                               By: _____________________________


                                                    PROVIDENT DISTRIBUTORS, INC.



                                             By: _______________________________